February 2025

Preliminary Pricing Supplement No. 6,145

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 3, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not provide for the regular payment of interest, will provide a minimum payment at maturity of only 15% of the stated principal amount and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the index closing value on any of the monthly determination dates is greater than or equal to 100% of the initial index value, which we refer to as the call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 17.00% to 19.00% per annum (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the call threshold level, investors will receive a fixed positive return that will also correspond to a return of approximately 17.00% to 19.00% per annum (to be determined on the pricing date), as set forth below. If the securities are not automatically redeemed prior to maturity and the final index value is less than the call threshold level but has not decreased from the initial index value by an amount greater than the specified buffer amount, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final index value is less than the initial index value by an amount greater than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Accordingly, investors may lose up to 85% of the stated principal amount of the securities. These long-dated securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of the underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying index closes at or above the call threshold level on a monthly determination date or the final determination date, respectively, with no possibility of an early redemption until after the one-year non-call period and the buffer feature that applies only to a limited range of performance of the underlying index. Investors will not participate in any appreciation of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index (the “Index” or the “underlying index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC (“S&P®”), in coordination with Morgan Stanley, and was established on March 14, 2022. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted, momentum-based, or trend following, approach to construct a portfolio composed of equity futures contracts. In addition, the strategy applies an overall volatility-targeting feature upon the resulting portfolio and is subject to a 4.0% per annum daily decrement.

The goal of the underlying index is to provide rules-based exposure to unfunded, rolling positions in equity futures contracts, with a maximum exposure to the futures contracts of 400%. The index components are selected from a universe of three equity futures contracts – the E-Mini Nasdaq-100 Futures (“NQ”), which reference the Nasdaq-100 Index®, the E-Mini S&P 500 Futures (“ES”), which reference the S&P 500® Index, and the E-Mini Russell 2000 Futures (“QR”), which reference the Russell 2000® Index. We refer to the E-Mini Nasdaq-100 Futures, the E-Mini S&P 500 Futures and the E-Mini Russell 2000 Futures as the Index Components.

There are seven discrete steps in calculating the underlying index level: (1) a risk-adjusted momentum signal is calculated for each Index Component; (2) the index composition (the “Base Index”) is calculated using the risk-adjusted momentum signals; (3) the realized volatility level of the Base Index (the “Base Volatility”) is calculated; (4) theoretical leverage is calculated based on the Base Volatility and the underlying index’s targeted volatility; (5) the theoretical leverage is compared to the actual leverage; (6) if necessary, the actual leverage is adjusted; and (7) a 4.0% per annum daily decrement is applied.

For more information see “Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index” below and “Risk Factors—Risks Relating to the Underlying Index” below.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	S&P® U.S. Equity Momentum 40% VT 4% Decrement Index
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 25, 2025
Original issue date:	February 28, 2025 (3 business days after the pricing date)
Maturity date:	February 28, 2030
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the call threshold level:

$1,850.00 to $1,950.00

●If the final index value is less than the call threshold but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15%:

$1,000

●If the final index value is less than the call threshold level and has decreased from the initial index value by an amount greater than the buffer amount of 15%:

$1,000 + [$1,000 × (index return + 15%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

Buffer amount:

15%. As a result of the buffer amount of 15%, the value at or above which the underlying index must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is , which is 85% of the initial index value.

Minimum payment at maturity:	$150 per security (15% of the stated principal amount)
Index return:	(Final index value – initial index value) / initial index value
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $891.70 per security, or within $41.70 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000 $ $
Total	$ $ $

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 24.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Terms continued from previous page:

Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the initial 1-year non-call period, if, on any monthly determination date (other than the final determination date), beginning on February 26, 2026, the index closing value of the underlying index is greater than or equal to the call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 17.00% to 19.00% per annum, to be determined on the pricing date) for each monthly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. We also refer to February 25, 2030 as the final determination date.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

The third business day after the relevant determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Call threshold level:	, which is 100% of the initial index value
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
CUSIP:	61777RZ48
ISIN:	US61777RZ489
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	2/26/2026	1st early redemption date:	3/3/2026	$1,170.00 to $1,190.00
2nd determination date:	3/25/2026	2nd early redemption date:	3/30/2026	$1,184.167 to $1,205.833
3rd determination date:	4/27/2026	3rd early redemption date:	4/30/2026	$1,198.333 to $1,221.667
4th determination date:	5/26/2026	4th early redemption date:	5/29/2026	$1,212.50 to $1,237.50
5th determination date:	6/25/2026	5th early redemption date:	6/30/2026	$1,226.667 to $1,253.333
6th determination date:	7/27/2026	6th early redemption date:	7/30/2026	$1,240.833 to $1,269.167
7th determination date:	8/25/2026	7th early redemption date:	8/28/2026	$1,255.00 to $1,285.00
8th determination date:	9/25/2026	8th early redemption date:	9/30/2026	$1,269.167 to $1,300.833
9th determination date:	10/26/2026	9th early redemption date:	10/29/2026	$1,283.333 to $1,316.667
10th determination date:	11/25/2026	10th early redemption date:	12/1/2026	$1,297.50 to $1,332.50
11th determination date:	12/28/2026	11th early redemption date:	12/31/2026	$1,311.667 to $1,348.333
12th determination date:	1/25/2027	12th early redemption date:	1/28/2027	$1,325.833 to $1,364.167
13th determination date:	2/25/2027	13th early redemption date:	3/2/2027	$1,340.00 to $1,380.00
14th determination date:	3/25/2027	14th early redemption date:	3/30/2027	$1,354.167 to $1,395.833
15th determination date:	4/26/2027	15th early redemption date:	4/29/2027	$1,368.333 to $1,411.667
16th determination date:	5/25/2027	16th early redemption date:	5/28/2027	$1,382.50 to $1,427.50
17th determination date:	6/25/2027	17th early redemption date:	6/30/2027	$1,396.667 to $1,443.333
18th determination date:	7/26/2027	18th early redemption date:	7/29/2027	$1,410.833 to $1,459.167
19th determination date:	8/25/2027	19th early redemption date:	8/30/2027	$1,425.00 to $1,475.00
20th determination date:	9/27/2027	20th early redemption date:	9/30/2027	$1,439.167 to $1,490.833
21st determination date:	10/25/2027	21st early redemption date:	10/28/2027	$1,453.333 to $1,506.667
22nd determination date:	11/26/2027	22nd early redemption date:	12/1/2027	$1,467.50 to $1,522.50
23rd determination date:	12/27/2027	23rd early redemption date:	12/30/2027	$1,481.667 to $1,538.333
24th determination date:	1/25/2028	24th early redemption date:	1/28/2028	$1,495.833 to $1,554.167
25th determination date:	2/25/2028	25th early redemption date:	3/1/2028	$1,510.00 to $1,570.00
26th determination date:	3/27/2028	26th early redemption date:	3/30/2028	$1,524.167 to $1,585.833
27th determination date:	4/25/2028	27th early redemption date:	4/28/2028	$1,538.333 to $1,601.667
28th determination date:	5/25/2028	28th early redemption date:	5/31/2028	$1,552.50 to $1,617.50

February 2025 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
29th determination date:	6/26/2028	29th early redemption date:	6/29/2028	$1,566.667 to $1,633.333
30th determination date:	7/25/2028	30th early redemption date:	7/28/2028	$1,580.833 to $1,649.167
31st determination date:	8/25/2028	31st early redemption date:	8/30/2028	$1,595.00 to $1,665.00
32nd determination date:	9/25/2028	32nd early redemption date:	9/28/2028	$1,609.167 to $1,680.833
33rd determination date:	10/25/2028	33rd early redemption date:	10/30/2028	$1,623.333 to $1,696.667
34th determination date:	11/27/2028	34th early redemption date:	11/30/2028	$1,637.50 to $1,712.50
35th determination date:	12/26/2028	35th early redemption date:	12/29/2028	$1,651.667 to $1,728.333
36th determination date:	1/25/2029	36th early redemption date:	1/30/2029	$1,665.833 to $1,744.167
37th determination date:	2/26/2029	37th early redemption date:	3/1/2029	$1,680.00 to $1,760.00
38th determination date:	3/26/2029	38th early redemption date:	3/29/2029	$1,694.167 to $1,775.833
39th determination date:	4/25/2029	39th early redemption date:	4/30/2029	$1,708.333 to $1,791.667
40th determination date:	5/25/2029	40th early redemption date:	5/31/2029	$1,722.50 to $1,807.50
41st determination date:	6/25/2029	41st early redemption date:	6/28/2029	$1,736.667 to $1,823.333
42nd determination date:	7/25/2029	42nd early redemption date:	7/30/2029	$1,750.833 to $1,839.167
43rd determination date:	8/27/2029	43rd early redemption date:	8/30/2029	$1,765.00 to $1,855.00
44th determination date:	9/25/2029	44th early redemption date:	9/28/2029	$1,779.167 to $1,870.833
45th determination date:	10/25/2029	45th early redemption date:	10/30/2029	$1,793.333 to $1,886.667
46th determination date:	11/26/2029	46th early redemption date:	11/29/2029	$1,807.50 to $1,902.50
47th determination date:	12/26/2029	47th early redemption date:	12/31/2029	$1,821.667 to $1,918.333
48th determination date:	1/25/2030	48th early redemption date:	1/30/2030	$1,835.833 to $1,934.167
Final determination date:	2/25/2030	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of approximately 17.00% to 19.00% per annum.

February 2025 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Investment Summary

Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

Jump Securities with Auto-Callable Feature Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index due February 28, 2030, With 1-Year Initial Non-Call Period (the “securities”) do not provide for the regular payment of interest and do not guarantee the full repayment of principal. Instead, beginning after one year, the securities will be automatically redeemed if the index closing value on any monthly determination date is greater than or equal to the call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 17.00% to 19.00% per annum (to be determined on the pricing date), as described below. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the call threshold level, investors will receive a fixed positive return that will also correspond to a return of approximately 17.00% to 19.00% per annum (to be determined on the pricing date), as set forth below. If the final index value is less than the call threshold level but has not decreased from the initial index value by an amount greater than the specified buffer amount, investors will receive the stated principal of $1,000. However, if the final index value is less than the initial index value by an amount greater than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Accordingly, investors must be willing to accept the risk of losing up to 85% of the stated principal amount of the securities.

Maturity:	5 years
Automatic early redemption (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if, on any monthly determination date, the index closing value of the underlying index is greater than or equal to the call threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 17.00% to 19.00% per annum, to be determined on the pricing date) for each monthly determination date, as follows*:

	●1st determination date:	$1,170.00 to $1,190.00
	●2nd determination date:	$1,184.167 to $1,205.833
	●3rd determination date:	$1,198.333 to $1,221.667
	●4th determination date:	$1,212.50 to $1,237.50
	●5th determination date:	$1,226.667 to $1,253.333
	●6th determination date:	$1,240.833 to $1,269.167
	●7th determination date:	$1,255.00 to $1,285.00
	●8th determination date:	$1,269.167 to $1,300.833
	●9th determination date:	$1,283.333 to $1,316.667
	●10th determination date:	$1,297.50 to $1,332.50
	●11th determination date:	$1,311.667 to $1,348.333
	●12th determination date:	$1,325.833 to $1,364.167
	●13th determination date:	$1,340.00 to $1,380.00
	●14th determination date:	$1,354.167 to $1,395.833
	●15th determination date:	$1,368.333 to $1,411.667
	●16th determination date:	$1,382.50 to $1,427.50

February 2025 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

	●17th determination date:	$1,396.667 to $1,443.333
	●18th determination date:	$1,410.833 to $1,459.167
	●19th determination date:	$1,425.00 to $1,475.00
	●20th determination date:	$1,439.167 to $1,490.833
	●21st determination date:	$1,453.333 to $1,506.667
	●22nd determination date:	$1,467.50 to $1,522.50
	●23rd determination date:	$1,481.667 to $1,538.333
	●24th determination date:	$1,495.833 to $1,554.167
	●25th determination date:	$1,510.00 to $1,570.00
	●26th determination date:	$1,524.167 to $1,585.833
	●27th determination date:	$1,538.333 to $1,601.667
	●28th determination date:	$1,552.50 to $1,617.50
	●29th determination date:	$1,566.667 to $1,633.333
	●30th determination date:	$1,580.833 to $1,649.167
	●31st determination date:	$1,595.00 to $1,665.00
	●32nd determination date:	$1,609.167 to $1,680.833
	●33rd determination date:	$1,623.333 to $1,696.667
	●34th determination date:	$1,637.50 to $1,712.50
	●35th determination date:	$1,651.667 to $1,728.333
	●36th determination date:	$1,665.833 to $1,744.167
	●37th determination date:	$1,680.00 to $1,760.00
	●38th determination date:	$1,694.167 to $1,775.833
	●39th determination date:	$1,708.333 to $1,791.667
	●40th determination date:	$1,722.50 to $1,807.50
	●41st determination date:	$1,736.667 to $1,823.333
	●42nd determination date:	$1,750.833 to $1,839.167
	●43rd determination date:	$1,765.00 to $1,855.00
	●44th determination date:	$1,779.167 to $1,870.833
	●45th determination date:	$1,793.333 to $1,886.667
	●46th determination date:	$1,807.50 to $1,902.50
	●47th determination date:	$1,821.667 to $1,918.333
	●48th determination date:	$1,835.833 to $1,934.167

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the call threshold level:

$1,850.00 to $1,950.00 (to be determined on the pricing date)

February 2025 Page 5

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

●If the final index value is less than the call threshold level but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15%:

$1,000

●If the final index value is less than the call threshold level and has decreased from the initial index value by an amount greater than the buffer amount of 15%:

$1,000 + [$1,000 × (index return + 15%)]

If the final index value is less than the call threshold level and has decreased from the initial index value by an amount greater than the buffer amount, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than $150 per security at maturity. Accordingly, investors must be willing to accept the risk of losing up to 85% of the stated principal amount of the securities.

February 2025 Page 6

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $891.70, or within $41.70 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 7

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount (corresponding to a return of approximately 17.00% to 19.00% per annum, to be determined on the pricing date) if the index closing value on any monthly determination date is greater than or equal to the call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be up to 85% less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when the underlying index closes at or above the call threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 17.00% to 19.00% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that the underlying index closes below the call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes at or above the call threshold level. At maturity, investors will receive a cash payment equal to between $1,850.00 and $1,950.00 per stated principal amount, corresponding to a return of approximately 17.00% to 19.00% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that the underlying index closes below the call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the call threshold level but is not less than the initial index value by an amount greater than the buffer amount of 15%. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the underlying index closes below the call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the call threshold level and is less than the initial index value by an amount greater than the buffer amount of 15%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 85% of their investment in the securities.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value on each of the monthly determination dates (beginning after one year), and the payment at maturity will be determined by reference to the index closing value on the final determination date. The actual initial index value and call threshold level will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Index Value:	800
Hypothetical Call Threshold Level:	800, which is 100% of the hypothetical initial index value
Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 17.00% per annum) for each monthly determination date (beginning after one year), as follows:

	●1st determination date:	$1,170.00
	●2nd determination date:	$1,184.167
	●3rd determination date:	$1,198.333
	●4th determination date:	$1,212.50
	●5th determination date:	$1,226.667
	●6th determination date:	$1,240.833
	●7th determination date:	$1,255.00
	●8th determination date:	$1,269.167
	●9th determination date:	$1,283.333
	●10th determination date:	$1,297.50
	●11th determination date:	$1,311.667
	●12th determination date:	$1,325.833
	●13th determination date:	$1,340.00
	●14th determination date:	$1,354.167
	●15th determination date:	$1,368.333
	●16th determination date:	$1,382.50
	●17th determination date:	$1,396.667
	●18th determination date:	$1,410.833
	●19th determination date:	$1,425.00
	●20th determination date:	$1,439.167
	●21st determination date:	$1,453.333
	●22nd determination date:	$1,467.50
	●23rd determination date:	$1,481.667
	●24th determination date:	$1,495.833
	●25th determination date:	$1,510.00
	●26th determination date:	$1,524.167
	●27th determination date:	$1,538.333
	●28th determination date:	$1,552.50
	●29th determination date:	$1,566.667
	●30th determination date:	$1,580.833

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	●31st determination date:	$1,595.00
	●32nd determination date:	$1,609.167
	●33rd determination date:	$1,623.333
	●34th determination date:	$1,637.50
	●35th determination date:	$1,651.667
	●36th determination date:	$1,665.833
	●37th determination date:	$1,680.00
	●38th determination date:	$1,694.167
	●39th determination date:	$1,708.333
	●40th determination date:	$1,722.50
	●41st determination date:	$1,736.667
	●42nd determination date:	$1,750.833
	●43rd determination date:	$1,765.00
	●44th determination date:	$1,779.167
	●45th determination date:	$1,793.333
	●46th determination date:	$1,807.50
	●47th determination date:	$1,821.667
	●48th determination date:	$1,835.833
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the call threshold level:

$1,850.00

●If the final index value is less than the call threshold level but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15%:

$1,000

●If the final index value is less than the call threshold level and has decreased from the initial index value by an amount greater than the buffer amount of 15%:

$1,000 + [$1,000 × (index return + 15%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $150 per security.

Stated Principal Amount:	$1,000

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Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	Index Closing Value	Payment (per Security)
1st Determination Date	500 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	900 (at or above the call threshold level, securities are automatically redeemed)	$1,184.167

In this example, the index closing value on the first determination date is below the call threshold level, and the index closing value on the second determination date is at or above the call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive $1,184.167 per security on the related early redemption date, corresponding to an annual return of approximately 17.00%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying index.

Payment at Maturity

In the following examples, the index closing value on each of the monthly determination dates (beginning after one year) is less than the call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The final index value is at or above the call threshold level.

Date	Index Closing Value	Payment (per Security)
1st Determination Date	600 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	500 (below the call threshold level, securities are not redeemed)	--
3rd Determination Date	550 (below the call threshold level, securities are not redeemed)	--
4th Determination Date	650 (below the call threshold level, securities are not redeemed)	--
5th to 48th Determination Dates	Various closing values (all below the call threshold level, securities are not redeemed)	--
Final Determination Date	1,800 (at or above the call threshold level)	$1,850.00

In this example, the index closing value is below the call threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying index has appreciated significantly from the hypothetical initial index value and is above the call threshold level. At maturity, investors receive $1,850.00 per security, corresponding to an annual return of approximately 17.00%. However, investors do not participate in the appreciation of the underlying index over the term of the securities.

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Example 2 — The final index value is below the call threshold level but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15%.

Date	Index Closing Value	Payment (per Security)
1st Determination Date	500 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	400 (below the call threshold level, securities are not redeemed)	--
3rd Determination Date	620 (below the call threshold level, securities are not redeemed)	--
4th Determination Date	460 (below the call threshold level, securities are not redeemed)	--
5th to 48th Determination Dates	Various closing values (all below the call threshold level, securities are not redeemed)	--
Final Determination Date	700 (below the call threshold level, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15%)	$1,000.00

In this example, the index closing value is below the call threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value is below the call threshold level but has decreased from the initial index value by an amount less than or equal to the buffer amount of 15%, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $1,000.00 per security.

Example 3 — The final index value has decreased from the initial index value by an amount greater than the buffer amount of 15%.

Date	Index Closing Value	Payment (per Security)
1st Determination Date	650 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	620 (below the call threshold level, securities are not redeemed)	--
3rd Determination Date	510 (below the call threshold level, securities are not redeemed)	--
4th Determination Date	540 (below the call threshold level, securities are not redeemed)	--

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5th to 48th Determination Dates	Various closing values (all below the call threshold level, securities are not redeemed)	--
Final Determination Date	400 (below the call threshold level and has decreased from the initial index value by an amount greater than the buffer amount of 15%)	$1,000 + [$1,000 × (index return + 15%)] = $1,000 + [$1,000 × (-50% + 15%)] = $650.00

In this example, the index closing value is below the call threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value has decreased from the initial index value by an amount greater than the buffer amount of 15%, and accordingly, investors lose 1% for every 1% by which the underlying index has declined over the term of the securities beyond the buffer amount, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $650.00 per security, representing a loss of 35% on your investment.

If the securities are not redeemed prior to maturity and the final index value is less than the initial index value by an amount greater than the buffer amount of 15%, you will lose some, and up to 85%, of your investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 15% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount of the securities, subject to our credit risk. If the securities have not been automatically redeemed prior to maturity and if the final index value has declined from the initial index value by an amount greater than the buffer amount of 15%, you will receive for each security that you hold at maturity an amount that is less than the stated principal amount by an amount proportionate to the decline in the value of the underlying index from the initial index value beyond the buffer amount. Accordingly, you could lose up to 85% of the stated principal amount of the securities.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date, if the underlying index closes at or above the call threshold level on any monthly determination date, or to the fixed upside payment at maturity, if the securities have not been redeemed prior to maturity and the final index value is at or above the call threshold level. In all cases, you will not participate in any appreciation of the underlying index, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the index closing value of the underlying index on any day will affect the value of the securities more than any other single factors, other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Index Components or securities markets generally and which may affect the value of the underlying index, odividend rates on the securities underlying the indices referenced by the Index Components,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying index, the compositions of the indices referenced by the Index Components and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. You cannot predict the future performance of the underlying index based on its historical performance. There can be no assurance that the index closing value of the underlying index will be at or above the call threshold level on any of the monthly determination dates (beginning after one year) or that the final index level will not decrease from the initial index value by an amount greater than the buffer amount of 15% so that you do not suffer a

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Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

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loss on your initial investment in the securities. See “S&P® U.S. Equity Momentum 40% VT 4% Decrement Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index, the Index Components or the component stocks of the indices referenced by the Index Components. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the component stocks of the indices referenced by the Index Components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than

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the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying index, the Index Components or the component stocks of the indices referenced by the Index Components), including trading in the Index Components and the stocks that constitute the indices referenced by the Index Components as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the indices referenced by the Index Components and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the call threshold level, whether the securities will be redeemed on any early redemption date, the final index value and the payment you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as

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calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index, may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Index

￭No assurance can be given that the investment strategy used to construct the underlying index will achieve its intended results or that the underlying index will be successful or will outperform any alternative index or strategy that might reference the Index Components. No assurance can be given that the investment strategy on which the underlying index is based will be successful or that the underlying index will outperform any alternative strategy that might be employed with respect to the Index Components. The underlying index has been developed based on predetermined rules that may not prove to be advantageous or successful, and that will not be adjusted for market conditions.

￭The decrement of 4% per annum will adversely affect the performance of the underlying index in all cases, whether the underlying index appreciates or depreciates. The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index includes a decrement feature, whereby 4% per annum is deducted daily from the level of the underlying index. The level of the Base Index will track the performance of an index from which no such decrement is deducted, and as a result, the underlying index will underperform the tracked index in all cases. The level of the underlying index may decline even if the constituents of the Base Index appreciate. Because of the deduction of the decrement, the underlying index will underperform the performance of an identical index without such a decrement feature.

￭The underlying index is subject to risks associated with the use of significant leverage. At times, the underlying index will use significant leverage in an effort to achieve its target volatility. When the underlying index employs leverage, any declines in the prices of the Index Components will be magnified, resulting in accelerated losses.

￭The underlying index may not be fully invested. On a weekly index rebalance day, the underlying index's exposure to the Index Components will be less than 100% when the implied volatility of the Index Components is above 40%. If the underlying index's exposure to the Index Components is less than 100%, the underlying index will not be fully

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invested, and any uninvested portion will earn no return. The underlying index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the Index Components on any such day. Additionally, the 4.0% per annum decrement is deducted daily, even when the underlying index is not fully invested.

￭The underlying index was established on March 14, 2022 and therefore has very limited operating history. The performances of the underlying index and some of the component data have been retrospectively simulated for the period from January 1, 2020 to March 11, 2022. As such, performance for periods prior to the establishment of the underlying index has been retrospectively simulated by Morgan Stanley & Co. LLC on a hypothetical basis. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the underlying index existed at any time during the period of the retrospective simulation. The methodology and the underlying index used for the calculation and retrospective simulation of the underlying index has been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this historical performance is purely theoretical and may not be indicative of future performance.

￭As the underlying index is new and has very limited historical performance, any investment in the underlying index may involve greater risk than an investment in an index with longer actual historical performance and a proven track record. All information regarding the performance of the underlying index prior to March 14, 2022 is hypothetical and back-tested, as the underlying index did not exist prior to that time. It is important to understand that hypothetical back-tested index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

oS&P® Dow Jones Indices LLC developed the rules of the underlying index with the benefit of hindsight - that is, with the benefit of being able to evaluate how the underlying index rules would have caused the underlying index to perform had it existed during the hypothetical back-tested period.

oThe hypothetical back-tested performance of the underlying index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested index performance information in this note are not necessarily representative of the market conditions that will exist in the future.

oIt is impossible to predict whether the underlying index will rise or fall. The actual future performance of the underlying index may bear little relation to the historical or hypothetical back-tested levels of the underlying index.

￭Higher future prices of the futures contracts to which the underlying index is linked relative to their current prices may adversely affect the value of the underlying index and the value of the securities. The Index Components are selected from a universe of three equity futures contracts currently listed for trading on the CME. As the relevant futures contract approaches expiration, it is replaced by a contract that has a later expiration. Thus, for example, a contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December is replaced by a contract for delivery in March. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the December contract would take place at a price that is higher than the price of the March contract, thereby creating a “roll yield.” While many futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. It is also possible for the market for these contracts to be in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the market for these contracts could result in negative “roll yields,” which could adversely affect the value of the underlying index, and, accordingly, the value of the securities.

￭Suspensions or disruptions of market trading in futures markets could adversely affect the price of the securities. Securities markets and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the

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Principal at Risk Securities

amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying index, and, therefore, the value of the securities.

￭Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the underlying index, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

￭The E-mini Russell 2000 Futures are one of the Index Components and are subject to risks associated with small-capitalization companies. The E-mini Russell 2000 Futures are one of the Index Components and are based on the Russell 2000® Index, which consists of stocks issued by companies with relatively small market capitalization. Therefore, at times, the underlying index will be based in part on the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the E-mini Russell 2000 Futures may be more volatile than futures contracts based on indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the Index Components or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

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Principal at Risk Securities

S&P® U.S. Equity Momentum 40% VT 4% Decrement Index Overview

The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index is a rules-based, long-only index that was developed by S&P®, in coordination with Morgan Stanley, and was established on March 14, 2022. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted, momentum-based, or trend following, approach to construct a portfolio composed of equity futures contracts. In addition, the strategy applies an overall volatility-targeting feature upon the resulting portfolio and is subject to a 4.0% per annum daily decrement. For additional information about the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index, see the information set forth under “Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index” below.

The inception date for the underlying index was March 14, 2022. The information regarding the underlying index prior to March 14, 2022 is a hypothetical retrospective simulation calculated by the underlying index publisher, using the same methodology as is currently employed for calculating the underlying index based on historical data. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the index existed at any time during the period of the retrospective simulation. Investors should be aware that no actual investment which allowed a tracking of the performance of the underlying index was possible at any time prior to March 14, 2022. Such data must be considered illustrative only.

Information as of market close on January 27, 2025:

Bloomberg Ticker Symbol:	SPUMP40
Current Index Value:	1,066.60
52 Weeks Ago:	998.70
52 Week High (on 7/10/2024):	1,473.30
52 Week Low (on 4/19/2024):	909.01

The following graph sets forth the hypothetical retrospective and historical daily index closing values of the underlying index for the period from January 1, 2020 through January 27, 2025. The related table sets forth the hypothetical retrospective and historical high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on January 27, 2025 was 1,066.60. The underlying index was established on March 14, 2022. The information prior to March 14, 2022 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only. No assurance can be given as to the closing value of the underlying index on any determination date, including the final determination date.

S&P® U.S. Equity Momentum 40% VT 4% Decrement Index Daily Index Closing Values January 1, 2020* to January 27, 2025

*The underlying index was established on March 14, 2022. The information prior to March 14, 2022 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only.

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S&P® U.S. Equity Momentum 40% VT 4% Decrement Index	High	Low	Period End
2020
First Quarter	521.28	304.31	322.61
Second Quarter	443.32	314.71	415.77
Third Quarter	639.38	421.14	524.05
Fourth Quarter	713.46	474.12	704.59
2021
First Quarter	863.77	663.10	749.09
Second Quarter	837.77	699.66	837.77
Third Quarter	1,043.86	806.82	832.62
Fourth Quarter	1,161.26	814.80	1,108.82
2022
First Quarter	1,131.39	784.94	875.35
Second Quarter	894.88	573.82	593.26
Third Quarter	795.55	558.98	558.98
Fourth Quarter	666.33	554.86	579.57
2023
First Quarter	721.27	559.38	638.34
Second Quarter	838.08	583.45	836.32
Third Quarter	939.41	682.50	693.59
Fourth Quarter	924.21	605.74	910.60
2024
First Quarter	1,127.66	816.06	1,122.03
Second Quarter	1,321.16	909.01	1,268.65
Third Quarter	1,473.30	1,057.68	1,244.65
Fourth Quarter	1,403.96	1,055.70	1,055.70
2025
First Quarter (through January 27, 2025)	1,145.11	1,027.04	1,066.60

“S&P®” is a trademark of S&P® Global, Inc. For more information, see “Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index” below.

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Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Postponement of the maturity date and early redemption dates:

If any determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.

Underlying index publisher:	S&P® Dow Jones Indices LLC or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser

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regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described on page 7 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the Index Components, in the stocks constituting the indices referenced by the Index Components, in futures and/or options contracts on the underlying index, the Index Components or the stocks constituting the indices referenced by the Index Components listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value, and, as a result, increase (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of

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Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Annex A—S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Overview

The S&P® U.S. Equity Momentum 40% VT 4% Decrement Index (the “Index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC (“S&P®”), in coordination with Morgan Stanley, and was established on March 14, 2022. The Index employs a rules-based quantitative strategy that consists of a risk-adjusted, momentum-based, or trend following, approach to construct a portfolio composed of equity futures contracts. In addition, the strategy applies an overall volatility-targeting feature upon the resulting portfolio and is subject to a 4.0% per annum daily decrement.

Index Strategy

The goal of the Index is to provide rules-based exposure to unfunded, rolling positions in equity futures contracts, with a maximum exposure to the futures contracts of 400%. The index components are selected from a universe of three equity futures contracts – the E-Mini Nasdaq-100 Futures (“NQ”), which reference the Nasdaq-100 Index®, the E-Mini S&P 500 Futures (“ES”), which reference the S&P 500® Index, and the E-Mini Russell 2000 Futures (“QR”), which reference the Russell 2000® Index. We refer to the E-Mini Nasdaq-100 Futures, the E-Mini S&P 500 Futures and the E-Mini Russell 2000 Futures as the Index Components. For more information on the E-Mini Nasdaq-100 Futures, the E-Mini S&P 500 Futures and the E-Mini Russell 2000 Futures, see “Index Components” below.

Calculation of Index Level

There are seven discrete steps in calculating the Index level: (1) a risk-adjusted momentum signal is calculated for each Index Component (see “Determining the Risk-Adjusted Momentum Signal for Each Futures Contract”); (2) the index composition (the “Base Index”) is calculated using the risk-adjusted momentum signals (see “Calculation of the Base Index”); (3) the realized volatility level of the Base Index (the “Base Volatility”) is calculated (see “Volatility Targeting”); (4) theoretical leverage is calculated based on the Base Volatility and the Index’s targeted volatility (see “Leverage” and “Volatility Targeting”); (5) the theoretical leverage is compared to the actual leverage (see “Leverage”); (6) if necessary, the actual leverage is adjusted (see “Leverage”); and (7) a 4.0% per annum daily decrement is applied (see “Decrement Deduction”).

Determining the Risk-Adjusted Momentum Signal for Each Futures Contract

The Base Index is rebalanced daily according to each Index Component’s risk-adjusted momentum signal. To calculate the risk-adjusted momentum signals, each Index Component’s longer-term moving average price is divided by its shorter-term moving average price. The resulting value is then divided by that Index Component’s volatility, with the quotient representing the risk-adjusted momentum signal. Each Index Component’s longer-term moving average price is calculated over a period of two months and the shorter-term moving average price is calculated over a period of one month.

Calculation of the Base Index

The Base Index for the Index is calculated daily. At any given time, the Base Index is composed of either two or three of the Index Components. The Base Index is calculated based on the risk-adjusted momentum signal (see “Determining the Risk-Adjusted Momentum Signal for Each Index Component”). On a daily basis, the top two Index Components, as measured by risk-adjusted momentum signal, are weighted in the Base Index at 50% each. In a scenario where all three Index Components have identical risk-adjusted momentum signals, each Index Component is weighted as 33.333% of the Base Index. In a scenario where one Index Component has the highest risk-adjusted momentum signal, and the other two Index Components have identical risk-adjusted momentum signals, the Index Component with the highest risk-adjusted momentum signal is weighted as 50% of the Base Index and the other two Index Components are each weighted as 25% of the Base Index.

Volatility Targeting

On a daily basis, the Index’s exposure to the Index Components is adjusted in an effort to seek a target volatility of 40%. If the Base Volatility is less than the target volatility of 40%, the Index will employ leveraged exposure of up to four times (meaning the Index can have up to 400% exposure to the Index Components comprising the Base Index) to seek to achieve the target volatility, subject to the filter described below (see “Leverage”). Under no circumstances will the Index seek to

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employ exposure of greater than 400% to the Index Components. Subject to the filter described below (see “Leverage”), if the Base Volatility is above 40%, the Index’s exposure to the Index Components will be reduced to be less than 100% in an effort to seek the target volatility of 40%.

Leverage

The targeted leverage based on the realized volatility of the Base Index (the “theoretical leverage”) will often differ from the actual leverage the Index employs at a given time because the Index employs a filter (the “Filter”) that regulates changes to the actual leverage. The Filter operates in such a way so that the actual leverage is adjusted only when the difference between the actual leverage and the theoretical leverage exceeds a 5% threshold. The theoretical leverage and actual leverage are calculated daily, and when the difference between the two exceeds the 5% threshold, a change in actual leverage is implemented, with a two-day lag.

Decrement Deduction

The Index applies a 4.0% per annum daily decrement that will reduce the level of the Index, regardless of whether the Index appreciates or depreciates. The decrement is applied daily at a rate of 4.0% per annum, even when the Index is not fully invested in the Base Index. The decrement is applied daily after any leverage has been applied. Because of the deduction of the decrement, the Index will underperform the performance of an identical index without such a decrement feature.

Index Components

Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The Index Components are rolled forward once a quarter, with one-third of the contracts being rolled forward on each of the fourth, third, and second day prior to expiration.

E-Mini Nasdaq-100 Futures

E-mini Nasdaq-100 Futures (the “NQ”) are U.S. dollar-denominated futures contracts on the Nasdaq-100 Index® traded on the Chicago Mercantile Exchange (the “CME”), where each futures contract references a value of $20 times the level of the Nasdaq-100 Index®. The CME is a derivatives marketplace based in Chicago that facilitates the trading of futures and options. The NQ trades in increments of 0.25 index points with each incremental movement, or “tick,” which in this case would be each 0.25-point movement, equaling five dollars.

NQ contracts listed for the nearest five quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the NQ contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the NQ contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiration month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of NQ contracts is based on the opening prices of the component stocks in the Nasdaq 100® Index, determined on the third Friday of the contract month. For more information on the Nasdaq-100® Index, see “Nasdaq-100® Index” in the accompanying index supplement.

E-Mini S&P 500 Futures

E-mini S&P 500 Futures (the “ES”) are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the CME, representing a contract unit of $50 multiplied by the S&P 500® Index, measured in cents per index point.

ES contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

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Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 28, 2030, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Performance of the S&P® U.S. Equity Momentum 40% VT 4% Decrement Index

Principal at Risk Securities

The daily settlement prices of the ES contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of ES contracts is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month. For more information on the S&P 500® Index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

E-Mini Russell 2000 Futures

E-mini Russell 2000 Futures (the “QR”) are a U.S. dollar-denominated futures contracts, based on the Russell 2000® Index, traded on the CME, representing a contract unit of $50 multiplied by the Russell 2000® Index, measured in cents per index point. The QR trades in increments of 0.10 index points with each tick equaling five dollars.

QR contracts listed for the nearest five quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the QR contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of QR contracts is based on the opening prices of the component stocks in the Russell 2000® Index, determined on the third Friday of the contract month. For more information on the Russell 2000® Index, see “Russell Indices— Russell 2000® Index” in the accompanying index supplement.

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, all of the Index Components are exchange-traded futures contracts. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the Index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house.

Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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